UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 18, 2013, Otelco Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”). The purpose of this Current Report on Form 8-K/A is to correct a clerical error contained in the second paragraph of the Original Form 8-K relating to the composition of the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Other than the correction of the clerical error referenced above, all other information contained in the Original Form 8-K remains unchanged and this Current Report on Form 8-K/A does not restate the Original Form 8-K in its entirety.

Item 8.01. Other Events.

On June 18, 2013, Stephen P. McCall and Andrew Meyers ceased to be members of the Nominating and Corporate Governance Committee of the Board of Directors of the Company and Norman C. Frost and Howard J. Haug were appointed to the Nominating and Corporate Governance Committee, joining Gary L. Sugarman, with Mr. Sugarman as chair.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: July 10, 2013
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

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